Exhibit 10.3

EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into as of October 19, 2004 between Gregg Appliances, Inc., an Indiana corporation (the “Company”), and Dennis L. May (“Executive”).

W I T N E S S E T H

WHEREAS, in connection with a recapitalization of the Company, the Company and Executive have entered into various agreements concerning the Company and its stockholders, including a Stockholders Agreement, a Registration Rights Agreement, and the Merger Agreement (as defined below);

WHEREAS, pursuant to the transactions contemplated by the Agreement and Plan of Merger dated as of October 19, 2004 (such Agreement and Plan of Merger is referred to herein as the “Merger Agreement”) by and among the Company, Gregg Investment Corporation, LLC, a Delaware limited liability company (“Investor”), and GIC Corporation, a Delaware corporation (“Merger Sub”), it is currently contemplated that Merger Sub will merge with and into the Company, with the Company to be the surviving corporation (the “Merger”);

WHEREAS, Executive has served as President and Chief Operating Officer of the Company, and it is the desire of the Company and Investor, following the Effective Time of the Merger (as such term is defined in the Merger Agreement) to continue to have the benefit of Executive’s experience and loyalty, and Executive is willing to provide his services on the terms and conditions set forth herein; and

WHEREAS, it is agreed by the parties hereto that this Agreement shall only be effective as of the Effective Time and solely upon the condition that the Merger becomes effective in accordance with applicable law.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Employment and Duties.

(a) General. The Company hereby employs Executive, and Executive agrees, upon the terms and conditions herein set forth, to serve as the Company’s President and Chief Operating Officer. In such capacity, Executive shall perform such duties as may be delineated in the by-laws of the Company, and such other duties as may be assigned to Executive from time to time by the Company’s Board of Directors or its Chief Executive Officer. During the Period (as defined in paragraph 2 below), if Executive also serves as a member of the Company’s Board of Directors he shall not be entitled to additional compensation for his service as a member of the Board.

(b) Full-Time Service. Throughout the Period, Executive shall, except as may from time to time be otherwise agreed in writing by the Company and unless prevented by ill health, devote his full-time working hours to his duties hereunder, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Company’s Board of Directors or its Chief Executive Officer and shall use his best efforts to promote and serve the interests of the Company.

(c) No Other Employment. Throughout the Period, Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the explicit written consent of the Company’s Board of Directors or otherwise engage in activities which would interfere with his performance of his duties hereunder. The activities described on Schedule A, attached hereto and incorporated by this reference, shall for this purpose be deemed to have been approved by the Company’s Board of Directors so long as such activities do not interfere with Executive’s performance of his duties hereunder.

2. Term and Period of Employment. The Company shall retain Executive and Executive shall serve in the employ of the Company for a period of two (2) years commencing at the Effective Time and extending through and including the second anniversary of the Effective Time (the “Term”), unless earlier terminated pursuant to the provisions of this Agreement. In addition, on the last day of each calendar month during the period of Executive’s employment hereunder, the Term shall be automatically extended by one month unless either party has given prior written notice to the other that the Term is not to be further extended (i.e., that the Term is to expire two years after the giving of such notice). Notwithstanding such Term and any extension thereof, the period of Executive’s employment with the Company shall be subject to earlier termination during the Term — during both the initial Term and any extended Term — pursuant to the provisions of this Agreement. The period of Executive’s employment by the Company, whether terminated due to expiration of the Term or terminated earlier during the Term pursuant to the provisions of this Agreement, is hereinafter referred to as the “Period.”

3. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Executive during the Period as compensation for services rendered hereunder:

(a) Base Salary. The Company shall pay to Executive an annual base salary (the “Base Salary”) at the rate of $250,000 per annum, payable in accordance with the

Company’s then current payroll practice. The Base Salary shall be reviewed annually and may be increased in the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). The Company shall be entitled to deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom.

(b) Bonus. Executive shall be entitled to participate in bonus programs of the Company — which programs shall, during the Term, be the same as or substantially similar to the bonus programs of the Company in existence at the time of the Merger — and any bonuses granted to Executive shall be in addition to the compensation provided for in Section 3(a) hereof.

(c) Employee Benefit Plans. At all times during the Period, Executive shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements (the “Plans”) that are generally made available to executives of the Company, and such other Plans, if any, as may be deemed appropriate by the Compensation Committee acting in its sole discretion.

(d) Other Benefits. Executive shall have twenty (20) vacation days per year. The Company shall reimburse Executive for his reasonable business expenses incurred in connection with his employment with the Company or his service on the Company’s Board of Directors so long as Executive complies with the Company’s general policies and guidelines with respect to such expenses.

4. Termination of Employment.

(a) Termination for Cause.

(i) If, prior to the expiration of the Term, Executive’s employment is terminated by the Company for Cause, as defined in subparagraph 4(a)(ii), Executive shall not be eligible to receive Base Salary under subparagraph 3(a) or to participate in any Plans under subparagraph 3(c) with respect to the remainder of the Term or any other future periods after the date of such termination except for the right to receive benefits which have become vested under any Plan in accordance with the terms of such Plan. In addition, Executive shall not be eligible to receive any bonus described in subparagraph 3(b) for the Company’s fiscal year during which the date of termination occurs and any later year.

(ii) Termination for “Cause” shall mean termination of Executive’s employment with the Company by the Company’s Board of Directors because of (a) Executive’s repeated failures to perform his duties in a manner reasonably consistent with the criteria established by the Board of Directors of the Company and communicated to Executive; provided, however, that the termination pursuant to this clause shall be preceded by a written notice providing a reasonable opportunity for Executive to correct his conduct, if the conduct in question can be corrected, (b) conduct on the part of the Executive that constituted a breach of any statutory, contractual, or common law duty of loyalty or care owed to the Company, or other conduct on the part of the Executive that demonstrated dishonesty or deceit in his dealings with the Company, (c) misconduct by Executive which was material to the performance of his duties to the Company, including, without limitation, the disclosure of Confidential

Information or a breach of noncompetition or non-solicitation obligations, including a breach of Executive’s obligations under Section 7.02 of the Merger Agreement, (d) conduct causing or aiding a breach by the Company of Section 9 (pertaining to the hiring of auditors or accountants) of the Stockholders Agreement, or (e) the commission by Executive of any crime involving moral turpitude or any felony.

(iii) The date of termination of employment by the Company under this paragraph 4(a) shall be the date specified in a written notice of termination (which date shall be no earlier than the date of furnishing such notice), or if no such date is specified therein, the date of receipt by Executive of such written notice of termination.

(b) Termination Without Cause.

(i) Subject to the provisions of subparagraph 4(b)(ii) and subparagraph 4(b)(v), if, prior to the expiration of the Term, Executive’s employment is terminated by the Company without Cause, Executive shall generally be entitled to receive, as “Severance Benefits”, (A) for the remainder of the Term his then current Base Salary and continued coverage under health and insurance plans or, if any such plan does not permit continued coverage of Executive, the Company shall arrange to provide a benefit substantially similar to and no less favorable than the benefits he was entitled to under such plan, and (B) for the year in which such termination occurs, a pro-rated bonus for the portion of such year during which Executive was employed by the Company. Notwithstanding the foregoing, if Executive becomes employed by another employer during the time that Severance Benefits are payable to Executive pursuant to this paragraph 4(b), the amount of Severance Benefits to which Executive would be entitled in the absence of such other employment shall be reduced by the amount of any compensation and benefits received or accrued by Executive due to such other employment. Executive shall provide the Company with any evidence of compensation and benefit amounts received or accrued in connection with other employment which the Company shall reasonably request. Executive shall be under no obligation to look for, solicit or accept employment with another employer during the period he is entitled to receive Severance Benefits.

(ii) If, following a termination of employment, Executive breaches the provisions of paragraph 5 hereof or of Section 7.02 of the Merger Agreement, Executive shall not be eligible, as of the date of such breach, for the payment of Severance Benefits and all obligations and agreements of the Company to pay Severance Benefits shall thereupon cease.

(iii) The date of termination of employment by the Company under this paragraph 4(b) shall be the date specified in a written notice of termination to Executive (which date shall be no earlier than the date of furnishing such notice) or, if no such date is specified therein, the date on which such notice is given to Executive.

(iv) Severance Benefits representing Base Salary continuation shall be paid in accordance with the Company’s then current payroll practice commencing on the next payroll date following the date of the termination of Executive’s employment under subparagraph 4(b).

(v) In the event that the Severance Benefits would not be deductible in whole or in part in the calculation of Federal income tax owed by the Company or any of its affiliates or any other person or entity making such payment or providing such benefit by reason of Section 280G of the Internal Revenue Code of 1986

(the “Code”), the Severance Benefits shall be reduced by only the amount necessary such that no portion of the Severance Benefits is not deductible by reason of Section 280G of the Code.

(c) Death. If Executive dies while an employee of the Company, his Base Salary will be paid to his beneficiary or estate through the remaining portion of the Term.

(d) Disability. If Executive becomes Permanently Disabled, as defined below in this subparagraph, prior to the expiration of the Term, the Company shall be entitled to terminate his employment and Executive shall be entitled to receive disability benefits in accordance with the disability policy maintained by the Company as of the date of such disability, if any. For the purposes of this subparagraph, Executive shall be deemed “Permanently Disabled” when, and only when, he suffers a physical or mental disability or infirmity that prevents the normal performance of duties lasting for a continuous period of six months or more.

5. Secrecy and Noncompetition.

(a) No Competing Employment. For two years after the Effective Time or for so long as Executive is receiving, or is entitled to receive, any payments under or pursuant to this Agreement, whichever period is longer (such period being referred to hereinafter as the “Restricted Period”), Executive shall not, directly or indirectly, whether as principal, agent, officer, director, investor, consultant, stockholder, lender, partner, member, owner, sponsor, or otherwise, alone or in association with any other person (except ownership of less than 3% of the number of shares outstanding of any securities which are publicly traded), carry on, manage, operate, finance, sponsor, or become engaged or concerned in, or otherwise take part in, a business, anywhere in any State in which the Company has opened, or has existing plans to open, stores and in all States contiguous with such States, similar to or in competition with any part of the Company’s business, which generally consists of selling home appliances and consumer electronics and similar items and providing related installation, extended warranty or service plans, servicing, financing, and repair (the business of the Company is hereinafter referred to as the “Business”), or be employed in a competitive capacity by or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, or lend money or extend credit to, or otherwise directly or indirectly assist, any business similar to or in competition with any part of the Business, anywhere in any State in which the Company has opened, or has existing plans to open, stores and in all States contiguous with such States, except for the aforementioned 3% ownership of publicly traded securities. If any portion of the restricted geographic area in any state shall be adjudicated in such state to be invalid or unenforceable as so identified, such identification shall be deemed amended to properly reflect the largest aggregate geographic area in such state which would be valid and enforceable under the laws of such state; provided, further, that such invalidity or unenforceability shall apply only with respect to part or all of the restricted geographic area in the particular state in which such adjudication is made. Notwithstanding the foregoing, this subparagraph 5(a) shall automatically terminate and be of no further force or effect if any Severance Benefit that Executive is entitled to receive is not paid in a timely manner and the Company fails to cure such default within thirty (30) days of its receipt of written notice from Executive of such default. Executive acknowledges and agrees that the restrictions set forth in this Section 5(a) are reasonable and appropriate and will not materially interfere with or impede Executive’s ability to obtain other employment during the period that these restrictions are in effect.

(b) No Interference. During the Restricted Period, Executive shall not, directly or indirectly, solicit, induce, recruit, or encourage to leave the employment of the Company for any reason or to perform work for a competitor of the Company as an employee, independent contractor or otherwise (such conduct is collectively referred to herein as

“Solicitation”), any person who is then employed by the Company or who left the employ of the Company less than six months prior to the Solicitation. Nothing in this subparagraph (b) shall prevent Executive from hiring any person (i) who contacts the Executive on his or her initiative without any direct or indirect solicitation by or encouragement by the Executive, or (ii) as a result of placing general advertisements in trade journals, newspapers or similar publications which are not directed at the Company or its employees.

(c) Secrecy. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder and his past employment with the Company, he may acquire or has acquired confidential information and trade secrets concerning the operations of the Company or its Affiliates, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive covenants and agrees with the Company that he will not at any time, except in performance of Executive’s obligations to the Company hereunder or with the prior written consent of the Managing Member of Investor, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any predecessors to its business, or use any such information to the detriment of the Company, Investor or any of their Affiliates. The term “confidential information” includes, without limitation, information not previously disclosed to the public or to the trade by the Company’s management with respect to the Company’s or its subsidiaries’ or affiliates’ business plans, prospects and opportunities, the identity of clients, suppliers or customers, information regarding operational strengths and weaknesses, trade secrets, know-how and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, marketing plans or strategies, and financial information. “Confidential information” does not include information in the public domain, so long as such information did not become part of the public domain through the actions of Executive. Executive understands and agrees that the rights and obligations set forth in this subparagraph 5(c) are perpetual and, in any case, shall extend beyond the Restricted Period and Executive’s employment hereunder.

(d) Exclusive Property. Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall not, without the consent of the Company, retain copies of any written materials not previously made available to the public, including but not limited to records and documents made by Executive or coming into his possession concerning the business or affairs of the Company. Executive may retain records relating exclusively to the terms and conditions of his employment relationship with the Company. Executive understands and agrees that the rights and obligations set forth in this subparagraph 5(d) are perpetual and, in any case, shall extend beyond the Restricted Period and Executive’s employment hereunder.

(e) Stock Ownership. Other than as provided in subparagraph 1(c) or 5(a) hereof, nothing in this Agreement shall prohibit Executive from acquiring or holding any issue of stock or securities of any company or other business entity not engaged in any business similar to or in competition with any part of the Business, provided that Executive does not participate in the operations of any such company, and provided further that this Agreement shall not be deemed to prohibit investing as a passive investor in any publicly-held entity engaged in any business similar to or in competition with any part of the Business as long as such investments in such entity do not, in the aggregate, exceed three (3) percent of such entity’s total ownership.

(f) Injunctive Relief. Executive acknowledges that any actual or threatened breach of any of the covenants contained in this paragraph 5 shall cause irreparable injury to the Company, inadequately compensable in monetary damages. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company, the Executive agrees to waive any defense that the Company has an adequate remedy at law and further agrees that the Company shall be able to seek and obtain injunctive relief in the form of a temporary restraining order, preliminary injunction, or permanent injunction. The Company shall not be required to demonstrate actual injury or damage to obtain injunctive relief from the courts.

6. Nonassignability; Binding Agreement. Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by Executive without the Company’s prior written consent; provided, however, that nothing in this paragraph shall preclude Executive from designating any of his beneficiaries to receive any benefits payable hereunder upon his death, or the executors, administrators, or other legal representatives from assigning any rights hereunder to the person or persons entitled thereto.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company and Executive’s heirs and the personal representatives’ of Executive’s estate.

7. Severability. If a final and binding (on Executive and the Company) determination of a court of competent jurisdiction is made that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the court shall limit the application of such term or provision or modify such term or provision and proceed to enforce such term or provision as so limited or modified, which limited or modified term or provision will be effective, binding, and enforceable against Executive.

8. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

9. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Indiana.

10. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to Executive, the notice shall be delivered or mailed to Executive at the address last known to the Company, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices to the attention of the Board of Directors of the Company. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

11. Supersedes Previous Agreements. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, other than the Company’s existing benefits plans insofar as they apply to Executive due to his past services as an employee of the Company. Subject to that one exception, all such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

12. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both such counterparts shall together constitute one and the same instrument.

13. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

14. Withholding Tax. The Company shall be entitled to deduct or withhold from any payment made hereunder all Federal, state and local taxes which the Company is required by law to deduct or withhold therefrom.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused the Agreement to be signed by its officer pursuant to the authority of its Board of Directors, and Executive has executed this Agreement, as of the day and year first written above.

GREGG APPLIANCES, INC.			DENNIS L. MAY

By:	/s/ Jerry W. Throgmartin		By:	/s/ Dennis L. May
	Name:	Jerry W. Throgmartin		Name:	Dennis L. May
	Title:	Chairman and Chief Executive Officer

Schedule A

Activities Deemed Approved by the Board of Directors

Provided They Do Not Interfere With Executive’s Duties

None.

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